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Exhibit 99.1

Allied Motion Technologies, Inc.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Phone: 303 799-8520
Fax: 303 799-8521

PRESS RELEASE

Release: October 27, 2003 Contact: Richard Smith or Sue Chiarmonte
FOR IMMEDIATE RELEASE	Stock Symbol: AMOT (NASDAQ-Small Cap Market)

ALLIED MOTION REPORTS PROFITS FOR THIRD QUARTER

        DENVER, COLORADO—Allied Motion Technologies, Inc.    (NASDAQ: AMOT) (formerly Hathaway Corporation) today announced it achieved income from continuing operations for the third quarter of $403,000 or $.08 per diluted share compared to a loss from continuing operations of $52,000 or $.01 per diluted share for the same period last year. Revenue for the quarter ended September 30, 2003 was $9,838,000 compared to $8,020,000 last year. This year's revenue for the third quarter includes three months of revenue from Motor Products Corporation, which was acquired in July 2002, compared to only two months included in last year's revenue.

        For the first nine months of the year, the Company recognized income from continuing operations of $556,000 or $.11 per diluted share compared to a loss from continuing operations of $156,000 or $.03 per diluted share for the first nine months last year. Included in the current nine month's continuing operating results is a pre-tax restructuring charge of $140,000. Revenue for the nine months ended September 30, 2003 was $28,750,000 compared to $15,875,000 last year. This year's nine months revenue includes revenue from Motor Products Corporation whereas last year's revenue included only two months. Backlog at September 30, 2003 was $14,078,000.

        Included in the results for the current quarter and the nine months is a tax benefit of $298,000 related to the realization of a prior year state income tax refund.

        The results from discontinued operations for the third quarter of this year were zero compared to income of $243,000 for the same period last year. For the first nine months, results from discontinued operations were zero compared to income of $244,000 for the first nine months last year.

        Net income for the third quarter was $403,000 or $.08 per diluted share compared to net income of $191,000 or $.04 per diluted share for the third quarter last year. Net income for the nine months ended September 30, 2003 was $556,000 or $.11 per diluted share compared to a net income of $88,000 or $.02 per share for the nine months ended September 30, 2002.

        "We are pleased with the results for the third quarter," commented Dick Smith, CEO of Allied Motion. "We continue to achieve improved results from continuing operations as compared to the same period of the prior year. We have made significant improvements to our operating efficiencies and will continue to focus on our programs of continuous improvement. We have, and will continue to concentrate on building the foundation that will be necessary for us to achieve our long-term goals for growth in sales and profitability. Concurrently, we continue to actively pursue new acquisition opportunities to further our expansion into the motion industry."

        Dick Warzala, President of Allied Motion, added, "We continue to exhibit a stable level of sales and maintain our emphasis on internal cost reductions to improve our bottom line. Backlog at September 30, 2003 is up over 3% compared to December 31, 2002 and up 19% over September 30, 2002. We are continuing with our restructuring of the motion business which we expect to be substantially complete by the end of the year. The reduction from seven separate operations to three facilities has and will continue to improve our performance and the continued implementation of our lean manufacturing initiatives will continuously improve the performance within all of our existing operations. In addition, we have made substantial progress in our product redesign and new product development initiatives that will improve our cost effectiveness and our ability to win new business opportunities in the future."

        Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

        The statements in this press release and in the Company's October 27, 2003 conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's markets, introduction of new technologies, products and competitors, success in making acquisitions of motion control businesses, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, the continued success of the Company's customers to allow the Company to realize revenue from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions and the ability to attract and retain qualified personnel who can design new applications and products for the motion industry. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

ALLIED MOTION TECHOLOGIES, INC.
FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
HIGHLIGHTS OF OPERATING RESULTS
	2003	2002	2003	2002
Revenue from continuing operations	$9,838	$8,020	$28,750	$15,875
Income (loss) before income taxes from continuing operations	$153	$(66)	$374	$(227)
Benefit for income taxes	250	14	182	71

Income (loss) from continuing operations	403	(52)	556	(156)

Income from discontinued operations	—	243	—	244

Net income	$403	$191	$556	$88

PER SHARE AMOUNTS:
Diluted income (loss) per share from continuing operations	$.08	$(.01)	$.11	$(.03)

Diluted income per share from discontinued operations	—	.05	—	.05

Diluted income per share	$.08	$.04	$.11	$.02

Diluted weighted average common shares	5,122	4,788	4,963	4,759

CONDENSED BALANCE SHEETS	September 30, 2003	December 31, 2002
Assets
Current Assets:
Cash	$1,490	$1,955
Current assets of segment held for sale	—	684
Trade receivables, inventories, and other current assets	11,830	11,537

Total Current Assets	13,320	14,176
Property, plant and equipment, net	6,245	6,431
Goodwill and intangible assets	7,516	7,741

Total Assets	$27,081	$28,348

Liabilities and Stockholders' Investment
Current Liabilities:
Current liabilities of segment held for sale	$—	$535
Debt obligations	2,958	4,133
Accounts payable and other current liabilities	5,339	5,650

Total Current Liabilities	8,297	10,318
Long term liabilities	3,183	3,053

Total Liabilities	11,480	13,371
Stockholders' Investment	15,601	14,977

Total Liabilities and Stockholders' Investment	$27,081	$28,348

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ALLIED MOTION REPORTS PROFITS FOR THIRD QUARTER